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                    WILLIAMS & WEBSTER, P.S.
                  CERTIFIED PUBLIC ACCOUNTANTS
                   Seafirst Financial Center
                  601 W. Riverside, Suite 1940
                      Spokane, WA   99201
                         (509) 838-5111
                       FAX (509) 838-5114
             E-mail: wwpcpas@williams - webster.com

            CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
First American Scientific Corp.
Vancouver, British Columbia


We consent to the use of our audit report dated February 17, 1999 on the financial statements of First American Scientific Corp. as of June 30, 1998, for the filing with and attachment to the Form
S-8.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

September 10, 1999